UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

MyMD Pharmaceuticals, Inc
(Exact name of Registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

855 N. Wolfe Street, Suite 601
Baltimore, MD 21205
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 848-8698

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	MYMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2024, MyMD Pharmaceuticals, Inc. (the “Company”) announced that it had filed with the Secretary of State of the State of New Jersey a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to effect a 1-for-30 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, without par value (the “Common Stock”), effective as of 4:05 p.m. Eastern Standard Time on February 14, 2024 (the “Effective Time”). The Reverse Stock Split will decrease the number of shares of Common Stock issued and outstanding from 62,749,125 shares to approximately 2,091,638 million shares, subject to adjustment for the rounding up of fractional shares. The Reverse Stock Split will reduce the total number of issued and outstanding shares of Common Stock, including shares held by the Company as treasury shares, by a ratio of 1-for-30. Accordingly, each holder of Common Stock will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all holders of Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, without any change in the par value per share.

Simultaneously with the Reverse Stock Split, the number of shares of Common Stock that the Company shall have authority to issue will be reduced by a factor of 30 from 500 million (500,000,000) shares to sixteen million six hundred and sixty-six thousand six hundred and sixty-six (16,666,666) shares.

A copy of the Charter Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

No fractional shares are being issued as a result of the Reverse Stock Split. Any fractional shares of outstanding shares of Common Stock that would otherwise have resulted from the Reverse Stock Split will be rounded up to the nearest whole share of Common Stock.

The Common Stock will begin trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market on February 15, 2024. The trading symbol for the Common Stock will remain “MYMD.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 62856X201.

Effects of the Reverse Stock Split on Outstanding Warrants and Preferred Stock

Proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding warrants granted by the Company and the per share conversion price and the number of shares of Common Stock that may be issued upon conversion of outstanding shares of convertible preferred stock issued by the Company.

In addition, the Certificate of Designations (the “Certificate of Designations”) of the Company’s Series F Convertible Preferred Stock, without par value (the “Series F Preferred Stock”) and the warrants issued concurrently with the Series F Preferred Stock (the “February 2023 Warrants”) contain provisions that require the reduction of the conversion price and exercise price of the Series F Preferred Stock and the February 2023 Warrants, respectively, as then in effect, on the sixteenth (16th) trading day immediately following a reverse stock split if the “Event Market Price” is less than the conversion price or exercise price then in effect. The term “Event Market Price” is used in the Certificate of Designations and the February 2023 Warrant to refer to, with respect to a reverse stock split, the quotient determined by dividing (x) the sum of the VWAP (as defined in the Certificate of Designations and the February 2023 Warrant, respectively) of the Common Stock for each of the five (5) lowest trading days during the twenty (20) consecutive trading day period ending and including the trading day immediately preceding the sixteenth (16th) trading day after such reverse stock split, divided by (y) five (5). The number of shares of Common Stock issuable upon exercise of the February 2023 Warrants will be increased in proportion to any such reduction, such that the aggregate exercise price of the February 2023 Warrants will remain the same following the reduction.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans

Proportionate adjustments will be made to the number of shares of Common Stock reserved for future issuance under the Company’s 2021 Equity Incentive Plan (“2021 Plan”).

The terms of equity awards granted under the 2013 Stock Incentive Plan, the 2016 Stock Incentive Plan, the 2017 Stock Incentive Plan, the 2018 Stock Incentive Plan, or 2021 Plan (collectively, the “Plans”), including (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding awards; (iii) the option price of each outstanding stock option and (iv) the amount, if any, paid for forfeited shares in accordance with the terms of the Plans, will be proportionally adjusted to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided, however, that the number of shares subject to an award granted under the Plans shall be rounded down to the nearest whole share of Common Stock in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986, as amended, and that the exercise price of any award shall be rounded up to the nearest whole cent. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Exchange of Share Certificates

At the Effective Time, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent, Securities Transfer Corporation, will mail a letter of transmittal to the Company’s stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock to the Company’s transfer agent in exchange for certificate(s) representing post-Reverse Stock Split shares of Common Stock. No certificate(s) representing post-Reverse Stock Split shares of Common Stock will be issued to a stockholder until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split shares of Common Stock, together with a properly completed and executed letter of transmittal, to the Company’s transfer agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock for certificate(s) representing post-Reverse Stock Split shares of Common Stock registered in the same name.

Stockholders who hold uncertificated shares of Common Stock electronically in “book-entry” form will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split shares of Common Stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split shares of Common Stock will contain the same restrictive legend or notation.

Any stockholder whose share certificate(s) representing pre-Reverse Stock Split shares of Common Stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split Common Stock after complying with the requirements that the Company and the Company’s transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

STOCKHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK UNTIL THEY ARE REQUESTED TO DO SO.

Item 7.01	Regulation FD Disclosure.

On February 13, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective February 14, 2024
99.1	Press Release, dated February 13, 2024 (furnished herewith pursuant to Item 7.01)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYMD PHARMACEUTICALS, INC.

Date: February 13, 2024	By:	/s/ Chris Chapman
Chris Chapman, M.D.
President and Chief Medical Officer